Exhibit 5.1
April 28, 2010
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Gentlemen:
     I am the Deputy General Counsel for Baker Hughes Incorporated, a Delaware corporation (the “Company”), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the number of shares of the Company’s common stock, $1.00 par value (the “Common Stock”), set forth on the facing page of the Registration Statement (as defined below) and to be offered under the BJ Services Company 1995 Incentive Plan, the BJ Services Company 1997 Incentive Plan, the BJ Services Company 2000 Incentive Plan and the Amended and Restated BJ Services Company 2003 Incentive Plan (collectively, the “Plans”) and upon the terms and subject to the conditions set forth in the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating thereto to be filed with the Securities and Exchange Commission on or about April 29, 2010.
     In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Restated Certificate of Incorporation of the Company as amended, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.
     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.
     Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that:
(i)	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

(ii)	The shares of Common Stock proposed to be sold by the Company pursuant to the Registration Statement have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Plans and the Registration Statement and any conditions or restrictions relating thereto shall have been satisfied, and subject to the Registration Statement becoming effective under the Act and to compliance with the applicable Blue Sky laws, will be duly and validly issued, fully paid and nonassessable.
     I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the Laws of the State of Texas.
     The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ William D. Marsh
William D. Marsh
Assistant Secretary and Deputy General Counsel